EXHIBIT 10.5

Dated 20 May 2010

MARITIME FIGHTER SHIPPING LIMITED
MARITIME FIESTA SHIPPING LIMITED
MARITIME FANTASY SHIPPING LIMITED

and

MARITIME FREEWAY SHIPPING LIMITED
as joint and several Borrowers

DVB GROUP MERCHANT BANK (ASIA) LTD.
CREDIT SUISSE AG
UNITED OVERSEAS BANK LIMITED

as Arrangers

DVB GROUP MERCHANT BANK (ASIA) LTD.
as Agent, Security Agent and Account Bank

DVB BANK SE
as Swap Provider

and

THE BANKS & FINANCIAL INSTITUTIONS
whose names and addresses are set out in
schedule 1 of the Loan Agreement as Lenders

_______________________________________________

SUPPLEMENTAL AGREEMENT

to a Loan Agreement dated 19 October 2007

_____________________________________________

MAYER BROWN

JSM

THIS AGREEMENT dated the 20th day of May 2010 is made BETWEEN:

(1)	MARITIME FIGHTER SHIPPING LIMITED, MARITIME FIESTA SHIPPING LIMITED, MARITIME FANTASY SHIPPING LIMITED and MARITIME FREEWAY SHIPPING LIMITED as joint and several Borrowers;

(2)	DVB GROUP MERCHANT BANK (ASIA) LTD., CREDIT SUISSE AG and UNITED OVERSEAS BANK LIMITED as Arrangers;

(3)	DVB GROUP MERCHANT BANK (ASIA) LTD. as Agent, Security Agent and Account Bank;

(4)	DVB BANK SE (formerly known as DVB BANK AG) as Swap Provider; and

(5)	THE BANKS AND FINANCIAL INSTITUTIONS whose names and addresses are set out in schedule 1 of the Loan Agreement as Lenders.

WHEREAS:

(A)
By a loan agreement dated 19 October 2007 (hereinafter, together with all amendments, modifications, supplements and addenda thereto from time to time called the "Loan Agreement") and made between (1) the Borrowers; (2) the Arrangers; (3) the Agent, Security Agent and Account Bank; (4) the Swap Provider; and (5) the Lenders, the Lenders agreed (inter alia) to make available to the Borrowers, jointly, upon the terms and conditions therein contained, a secured term loan facility up to $97,254,500 (the "Loan"). The Loan has been partly repaid and the amount outstanding as at the date hereof is $62,060,547.90.

(B)
At the request of the Borrowers, the Lenders have agreed to amend certain terms and conditions of the Loan Agreement in the manner set forth in clause 4 and upon such other terms and conditions as contained in this Agreement.

(C)	This Agreement is supplemental to the Loan Agreement and the Security Documents.

BY WHICH IT IS AGREED as follows:

1.   DEFINITIONS AND INTERPRETATIONS

1.1	Words and expressions defined in the Loan Agreement shall, unless otherwise defined herein or the context otherwise requires, have the same meanings when used in this Agreement.

1.2	In this Agreement, the following words and expressions shall have the following meanings:

"Guarantor" means Maritime Capital Shipping Limited incorporated under the laws of Bermuda with registration no. 39980

"Operative Date" means the date on which this Agreement becomes unconditional upon fulfilment of the conditions precedent set out in clause 5;

"Voluntary Prepayment Date" means 24 May 2010 or such other date as may be agreed between the Borrowers and the Agent for the voluntary prepayment of each Tranche in an amount of $3,085,000 by each Borrower in the manner as set out in clause 3.2.

1.3    In this Agreement, unless the context otherwise requires:

(a)	references to clauses are to be construed as references to clauses of this Agreement;

(b)
references to (or to any specified provision of) "this Agreement" or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties and (where such consent is by the terms of this Agreement or the relevant document, required to be obtained as a condition to such amendment being permitted) the prior written consent of the Agent;

(c)
references to a "regulation" include any present or future regulation rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

(d)	words importing the plural shall include the singular and vice versa;

(e)	references to each "Borrower", the "Guarantor", each "Lender" or the "Agent" shall be construed so as to include its successors in title, permitted assignees and transferees;

(f)	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any State or any agency thereof;

(g)
references to a "guarantee" include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and "guaranteed" shall be construed accordingly; and

(h)	references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended.

1.4	Clause headings and the contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

2.    REPRESENTATIONS AND WARRANTIES

2.1
To induce the Lenders and the Agent to enter into this Agreement, the Borrowers hereby jointly and severally represent and warrant to the Lenders and the Agent that the representations and warranties in clause 7 of the Loan Agreement (save for the representations and warranties in clauses 7.1.10, 7.1.11, 7.1.13 and 7.1.18, all of which the Lenders agree to waive from the date hereof up to and including the Operative Date) remain true and correct at the date hereof and, as amended by this Agreement, will remain true and correct on and as of the Operative Date with reference to the facts and circumstances subsisting on such date but so that the words "this Agreement" in the Loan Agreement shall mean the Loan Agreement as amended and supplemented by this Agreement.

2.2	The Borrowers hereby jointly and severally represent and warrant to the Lenders and the Agent that:

(a)
each of the Borrowers and the other Security Parties remains duly incorporated and validly existing under the laws of its respective country of incorporation, and has full power to enter into and perform its obligations under this Agreement, has complied with all statutory and other requirements relative to its business, and has taken all necessary corporate and other action to authorise the execution, delivery and performance of this Agreement; this Agreement as executed and delivered constitutes valid and legally binding obligations of each of the Borrowers and the other Security Parties and is enforceable against each of them in accordance with its terms;

(b)
the execution and delivery of, the performance of their respective obligations under, and compliance by the Borrowers and the other Security Parties with the provisions of, this Agreement will not (i) contravene any existing applicable law, enactment, rule or regulation or any judgment, decree, authorisation or permit to which any of them is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of them is a party or is subject or by which any of them or their respective property or assets is bound, (iii) contravene or conflict with any provision of their respective constitutional documents, or (iv) except for the Security Documents result in the creation or imposition of or oblige any of them to create any Security on or over its undertaking or any of its properties, assets, rights or revenues; and

(c)
it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement that it or any other instrument be notarised, filed, recorded, registered or entered in any court, public office or elsewhere in Liberia, England or Hong Kong or that any other stamp, registration or similar tax or charge be paid in Liberia, England or Hong Kong on or in relation to this Agreement.

3.           AGREEMENT OF THE PARTIES

3.1
The Lenders and the Agent, relying on the representations and warranties contained in clause 2 and subject to fulfilment of the conditions set out in clause 5, and the Borrowers hereby agree that, as from the Operative Date, the Loan Agreement shall be amended in the manner set out in clause 4.

3.2
The Lenders and the Agent, relying on the representations and warranties contained in clause 2 and subject to fulfilment of the conditions set out in clause 5, and the Borrowers further agree that on the Voluntary Prepayment Date:-

(a)
the Guarantor shall inject $3,085,000 worth of capital into each Borrower and each Borrower shall, upon such date (or such later date as stipulated by the Agent), make a voluntary prepayment of all the repayment instalments due on each of the Repayment Dates for the relevant Tranche up to and including 31 March 2011 together with any costs incurred and invoiced by the Lenders and any accrued interest on the amount prepaid by utilising such injected capital of $3,085,000 and any amounts standing to the credit of the Accounts, save in each case without payment of any other fee, premium or penalty as a consequence of such prepayment, including without limitation clause 4.4.2 of the Loan Agreement. Subject to the voluntary prepayment by each Borrower, the Lenders and the Agent agree to waive the security value maintenance requirement under clause 8.2 of the Loan Agreement until 31 March 2011;

(b)
after the prepayment referred to in sub-paragraph (a) above, any excess capital shall be credited to the relevant Account and the Borrowers shall not withdraw any funds from such Account without the prior written consent of the Agent, it being understood that any funds withdrawn by the Borrowers with the consent of the Agent shall be applied towards repayment of any Tranche or in any other manner at the sole discretion of the Agent;

(c)
notwithstanding clause 14.4 of the Loan Agreement, the Borrowers shall not withdraw any of the cash on hand (which amounts to the sum of $10,463,254.99 as at the date of this Agreement) towards payment of dividends without the prior written consent of the Agent; and

(d)	the Borrowers shall pay to the Lenders a non-refundable restructuring fee in an aggregate amount of $300,000 not later than the Voluntary Prepayment Date.

4.	AMENDMENT OF THE LOAN AGREEMENT AND SECURITY DOCUMENTS

4.1	As of and with effect from the Operative Date, the Loan Agreement shall be amended as follows:

(a)
clause 1.2 thereof shall be amended by deleting the definitions of "Margin", "Minimum Cash Requirement", "Security Requirement" and "Security Value" in their entirety and substituting them with the following respectively (and construing all references thereto in the Loan Agreement accordingly):

"Margin" means:

(a)	in respect of the Senior Loan, two point one zero per cent (2.10%) per annum; and

(b)	in respect of the Junior Loan, four point nine zero per cent (4.90%) per annum;

provided that at all times the aggregate Margin shall not exceed two point five zero per cent (2.50%) of the Loan;

"Minimum Cash Requirement" means the sum of one hundred thousand Dollars ($100,000) required to be standing to the credit of each of the Operating Accounts;

"Security Requirement" means the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers and the Lenders) which is at any relevant time:

(a)	between 31 March 2011 and 31 December 2011:

(i)
one hundred per cent (100%), provided that on or prior to 31 March 2011 the Borrowers make a voluntary prepayment of all the repayment instalments due on each of the Repayment Dates for the relevant Tranche up to and including 31 December 2011 and in compliance with clause 4.4, such to be paid free from any premium or penalty as a consequence of such prepayment notwithstanding the terms of clause 4.4.2 of the Loan Agreement; or

(ii)	otherwise, one hundred and thirty three per cent (133%); and

(b)	after 31 December 2011, one hundred and thirty three per cent (133%) of the aggregate of (i) the Loan at that time and (ii) the Swap Exposure in relation to the Tranches drawn down at that time;";

"Security Value" means the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers and the Lenders) which is, at any relevant time, the aggregate of (a) the Fair Market Value of the Mortgaged Ships, (b) the market value of any additional security for the time being actually provided to the Creditors or any of them pursuant to clause 8.2.1(b), and (c) all cash on hand held by the Borrowers at that time;";

(b)	clause 1.2 thereof shall be further amended by adding thereto the following definitions:

""Change of Control" means a change of control, which shall only be deemed to have occurred if any Person, other than a Permitted Holder and other than Seanergy Maritime Holdings Corp., becomes the beneficial owner of more than 30% of the Voting Stock of the Guarantor. For the purposes of this definition, the Permitted Holders will be deemed to beneficially own any Voting Stock of a specified corporation held by a shareholding corporation so long as the Permitted Holders beneficially own, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such shareholding corporation;

"Guarantor" means Maritime Capital Shipping Limited incorporated under the laws of Bermuda with registration no. 39980;

"Permitted Holders" means Mr. Victor Restis, Ms. Bella Restis, Ms. Claudia Restis and Ms. Katia Restis, each a citizen of Greece, and their respective estates, spouses, ancestors and lineal descendants, or the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any Person of which the foregoing "beneficially owns" (save that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), individually or collectively with any of the foregoing, at least 80% of the total voting power of the Voting Stock of such Person;

"Person" means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof;

"Voluntary Prepayment Date" means 24 May 2010 or such other date as the Agent and the Borrowers may agree.;

"Voting Stock" of any Person means all classes of share capital or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof;"

(c)	by deleting clause 3.6.1 thereof in its entirety and substituting the same with the following:

"3.6.1	If and whenever, at any time prior to the commencement of any Interest Period the Agent shall have determined (which determination shall, in the absence of manifest error, be conclusive) that:

(a)	adequate and fair means do not exist for ascertaining LIBOR during such Interest Period; or

(b)
LIBOR fixed by the Agent would not accurately reflect the cost to the Lenders of funding their respective Contributions (or any part of them) during that Interest Period in the London Interbank Market at or about 11.00 a.m. (London time) on the Quotation Date for such Interest Period, the Agent shall, with the agreement of each Lender or (as the case may be) each Affected Lender, set an interest rate representing the cost of funding of such Lenders in Dollars of their respective Contributions plus the Margin (the "Substitute Basis") and give notice thereof to the Borrowers.";

(d)	by deleting clause 3.6.2 thereof in its entirety and substituting the same with the following:

"3.6.2
If the Borrowers do not agree with the interest rate set by the Agent, the Borrowers may give the Agent not less than seven (7) Banking Days' notice of their intention to prepay at the end of the interest period set by the Agent, and on such date the Borrowers shall prepay the Loan together with accrued interest thereon to the date of prepayment (calculated at the rate or rates most lately applicable to the Loan) and all other sums payable by the Borrowers or any of them under the Security Documents. In such a case the Borrowers shall pay to each Lender such amount as may be determined by each Lender to be necessary to compensate that Lender for the increased cost (if any) of maintaining the Loan until such prepayment.";

(e)	by deleting clause 3.6.3 thereof in its entirety and substituting the same with the following:

"3.6.3
The Substitute Basis may include (without limitation) alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds to the relevant Lender equivalent to the Margin. The Substitute Basis shall be binding upon the Borrowers and shall take effect in accordance with its terms from the date specified by the Agent until such time as the Agent notifies the Borrowers that none of the circumstances specified in clause 3.6.1 continues to exist whereupon the normal interest rate fixing provisions of this Agreement shall apply."

(f)	by inserting in clause 5 thereof an additional sub-paragraph 5.5 as follows:

"5.5	Management fee

5.5.1
Each Borrower shall pay to Maritime Capital Shipping (HK) Limited a monthly management fee in the amount of $10,000 for the relevant Ship, and upon the termination of each Ship's bareboat charter, an amount (in addition to such $10,000) computed at the rate of 2% per annum on the charterhire received by the relevant Ship to fund the overhead costs of such Ship. The management fee is payable on the first day of each month, save for May 2010 when payment shall be made on the Voluntary Prepayment Date.

5.5.2
At any time after the occurrence of an Event of Default which is continuing, the Borrowers shall, at the sole discretion and demand of the Agent, terminate any management agreements under which the management fee under clause 5.5.1 is payable to the Guarantor by giving reasonable notice to the Guarantor.

5.5.3	Any rights to claim or any claims for management fees specified in clause 5.5 shall be subordinated to the rights and entitlements of the Lenders under this Agreement.";

(g)	by deleting the first paragraph of clause 8.2.1 thereof in its entirety and substituting the same with the following:

"If, at any time after the Drawdown Date of the first Advance to be drawn down and (a) during the period up to and including the Voluntary Prepayment Date or (b) after 31 March 2011, the Security Value shall be less than the Security Requirement (unless the sole cause of such deficiency is that a Mortgaged Ship has become a Total Loss and the Borrowers are in compliance with the obligations under clause 4.3 in respect of such Total Loss), the Agent (acting on the instructions of the Majority Lenders) shall give notice to the Borrowers requiring that such deficiency be remedied and then the Borrowers shall, within a period of five (5) days of the date of receipt by the Borrowers of the Agent's said notice, either:";

(h)	by adding the following words immediately after clause 8.2.1(b)(ii) thereof but before the final paragraph of clause 8.2.1 thereof:

"If any such deficiency is not remedied within such five (5) days notice period, the Agent may (and on the instructions of the Majority Lenders shall), without notice to the Borrowers, instruct the Account Bank to apply the moneys then standing to the credit of the Accounts, together with interest from time to time accruing or accrued thereon:

(c) to prepay such sum in Dollars as will result in the Security Value after such prepayment being equal to the relevant Security Requirement."; and

(d) to apply any excess cash as prepayment of the relevant Tranche, on a pro rata basis, to the Lenders.";

(i)	by deleting clause 10.1.27 thereof in its entirety and substituting the same with the following:

"10.1.27 Shareholdings: there is any change in the legal ownership of any of the shares in any of the Borrowers from that existing on the date of this Agreement as set out in clause 7.1.10 without the prior written consent of the Agent (acting on the instructions of the Majority Lenders) or there is any Change of Control.";

(j)
by adding the words "At any time after 31 December 2011 when the Security Value exceeds the Security Requirement of one hundred and thirty three per cent (133%)," at the beginning of clause 14.4 thereof;

(k)
by deleting the final paragraph of clause 14.4 thereof in its entirety and substituting the same with the words `Without prejudice to the foregoing in this sub-clause, a minimum liquidity reserve of $100,000 shall be maintained in each Operating Account at all times. The Borrowers hereby authorise the Agent to effect such transfers referred to in this clause 14.4 on their behalf and, at the sole discretion of the Lenders, to transfer any sum or sums on their behalf as deposits required for margin requirements for hedging purposes in a FFA Transaction in priority of any other transfers."; and

(1)	by construing all references therein to "this Agreement" as referring to the Loan Agreement as supplemented and amended by this Agreement.

4.2
As and with effect from the Operative Date, the Security Documents shall be amended by construing all references therein to the "Loan Agreement" as if they referred to the Loan Agreement as supplemented and amended by this Agreement.

4.3
Subject only to the amendments and modifications thereto contained in clauses 4.1 and 4.2 and such further amendments and modifications as may be necessary to make the Loan Agreement and the Security Documents consistent with this Agreement, the Loan Agreement and the Security Documents shall remain in full force and effect.

5.	CONDITIONS

5.1	The agreement of the Lenders and the Agent contained in clauses 3 and 4 shall be expressly subject to the conditions set out in clauses 5.2 and 5.3.

5.2
The Borrowers shall deliver to the Agent or its representative not less than three (3) Banking Days prior to the Voluntary Prepayment Date such of the following documents all in form and substance satisfactory to the Agent and its advisers and, if necessary, certified in such manner as the Agent shall in its absolute discretion require:

(a)
a certificate duly signed by a director of each of the Borrowers and the other Security Parties confirming that there has been no amendment to their respective constitutional documents since they were last submitted to the Agent, or a copy certified as a true and complete up-to-date copy by a director of each of the Borrowers and the other Security Parties of their respective constitutional documents and an up-to-date list of their respective of directors, officers and shareholders;

(b)
a certificate of resolutions of the board of directors and the shareholders of each of the Borrowers and the other Security Parties approving and authorising a person or persons to execute this Agreement and any other documents as the Agent may deem relevant;

(c)	copies of the latest annual reports and audited accounts of the Borrowers;

(d)	evidence that a minimum balance of $100,000 has been credited as a liquidity reserve to the Operating Account in respect of each Ship;

(e)
certified true copies of all approvals, consents, licences and authorisations from all governmental authorities and agencies required for or in connection with the execution, delivery, performance, validity and enforceability of this Agreement and any other documents as the Agent may deem relevant;

(f)
(if not already supplied) copies, certified by a director of the relevant Borrower to be true, complete and up-to-date copies, of a certificate issued pursuant to Article 7 of the International Convention on Civil Liability for Bunker Oil Pollution Damage 2001 of each Ship and, if either Ship enters or trades through the waters of the United States of America, a certificate issued pursuant to Section 1016(a) of the Oil Pollution Act 1990 and Section 108(a) of the Comprehensive Environmental Response, Compensation and Liability Act 1980, as amended, in accordance with US Coast Guard Regulations, 33 CFR Part 138 of the relevant Ship;

(g)	a deed of guarantee in a form acceptable by the Lenders and the Agent, duly executed by the Guarantor;

(h)	such satisfactory legal opinions of counsel as the Agent shall require; and

(i)	such other documents as the Agent may reasonably require.

5.3
The Borrowers shall deliver to the Agent or its representative on or prior to the Voluntary Prepayment Date such of the following documents all in form and substance satisfactory to the Agent and its advisers and, if necessary, certified in such manner as the Agent shall in its absolute discretion require:

(a)	evidence that the fees, costs and expenses then due from the Borrowers pursuant to clause 5 of the Loan Agreement have been paid including receipt by the Agent of a restructuring fee of $300,000;

(b)	evidence that each Borrower has made a voluntary prepayment of the relevant Tranche in an amount of not less than $3,085,000;

(c)
evidence of the amount in Dollars that the Guarantor has credited to the account of Maritime Capital Shipping (HK) Limited, which amount in Dollars shall not be less than the sum transferred by any Borrower from any Account (up to a maximum amount of $500,000 in aggregate as agreed by the Agent) to the same account of Maritime Capital Shipping (HK) Limited.

5.4
The provisions of clauses 5.1, 5.2 and 5.3 are inserted for the sole benefit of the Lenders and the Agent and may be waived in whole or in part (and with or without conditions) by the Lenders and the Agent without prejudicing their rights to require the performance, fulfilment or satisfaction of such provisions in whole or in part at a later date.

6.           FEES AND MISCELLANEOUS

6.1
In consideration of the Lenders and Agent agreeing to enter into this Agreement, the Borrowers hereby undertake to pay to the Agent all costs, charges and expenses (including legal fees) incurred by the Agent, the Arrangers or the Lenders in connection with the preparation, registration and enforcement of this Agreement and the documents required to be executed pursuant hereto.

6.2	The provisions of clauses 5, 6, 11, 12, 16, 17 and 18 of the Loan Agreement shall apply mutatis mutandis to this Agreement as though set out in full herein.

6.3	This Agreement may be executed in any number of counterparts each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

6.5	A person who is not a party to the Loan Agreement, this Agreement or any Security Document shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of their terms.

IN WITNESS whereof the parties hereto have duly executed and delivered this Agreement the day and year first above written.

Executed by the parties

The Borrowers

For and on behalf of	)
MARITIME FIGHTER SHIPPING LIMITED by	)
Tshun Meei Wong, as director	)
Witnessed/Verified by

/s/ William Y S Williams
Name: Bill Williams
Title:

Address:  28/F., 5 Queen's Road, Central, Hong Kong
Fax:           (852) 2522 5090
Attn:         Tshun Meei Wong

For and on behalf of	)
MARITIME FIESTA SHIPPING LIMITED by	)
Tshun Meei Wong, as director	)
Witnessed/Verified by

/s/ William Y S Williams
Name: Bill Williams
Title:

Address:    28/F., 5 Queen's Road, Central, Hong Kong
Fax:     (852) 2522 5090
Attn:    Tshun Meei Wong

For and on behalf of	)
MARITIME FANTASY SHIPPING LIMITED by	) /s/ Tshun Meei Wong
Tshun Meei Wong, as director	)
Witnessed/Verified by

/s/ William Y S Williams
Name: Bill Williams
Title:

Address:  28/F., 5 Queen's Road, Central, Hong Kong
Fax:           (852) 2522 5090
Attn:         Tshun Meei Wong

For and on behalf of	)
MARITIME FREEWAY SHIPPING LIMITED by	)
Tshun Meei Wong, as director	) /s/ Tshun Meei Wong
Witnessed/Verified by

/s/ William Y S Williams
Name: Bill Williams
Title:

Address: 28/F., 5 Queen's Road, Central, Hong Kong
Fax:          (852) 2522 5090
Attn:        Tshun Meei Wong

The Arrangers

For and on behalf of	)
DVB GROUP MERCHANT BANK (ASIA) LTD.	)
By Chan Roy Carson, as Attorney-in-Fact	) /s/ Chan Roy Carson
Witnessed/Verified by

/s/ Karen Saran
Name: Karen Saran
Title:

Address: 77 Robinson Road #30-02, Singapore 068896
Fax:           65 6511 0700
Attn:         Evan Cohen/Danny Siew/Ng Gah May

For and on behalf of	)
CREDIT SUISSE AG	)
By Chan Roy Carson, as Attorney-in-Fact	) /s/ Chan Roy Carson
Witnessed/Verified by

/s/ Karen Saran
Name: Karen Saran
Title:

Address: St. Alban Graben 1-3, CH-4002 Basel, Switzerland
Fax:           41 61 266 7939
Attn:         Mr. Raphael Neuner

For and on behalf of	)
UNITED OVERSEAS BANK LIMITED	)
by	) /s/ Wee Joo Yeow
Witnessed/Verified by	Wee Joo Yeow

/s/ Maggie Ng
Name: Maggie Ng
Title:  Authorised Signatory

Address: Corporate Banking Sector, 1 Raffles Place,  #10-00 OUB Centre, Singapore 048616
Fax:           65 6538 1982 / 65 6538 2449
Attn:         Ms. Cindy Kong / Ms. Lau Kim Ping

The Agent, Security Agent and Account Bank

For and on behalf of	)
DVB GROUP MERCHANT BANK (ASIA) LTD.	)
By Chan Roy Carson, as Attorney-in-Fact	) /s/ Chan Roy Carson
Witnessed/Verified by

/s/ Karen Saran
Name: Karen Saran
Title:

Address:  77 Robinson Road #30-02, Singapore 068896
Fax:           65 6511 0700
Attn:         Evan Cohen / Danny Siew / Ng Gah May

The Swap Provider

For and on behalf of	)
DVB BANK SE	)
By Chan Roy Carson, as Attorney-in-Fact	) /s/ Chan Roy Carson
Witnessed/Verified by

/s/ Karen Saran
Name: Karen Saran
Title:

Address:  Friedrich-Ebert-Anlage 2-14. 60325 Frankfurt am Main, Germany
Fax:           49 69 97 504 581
Attn:         Head of Global Treasury Services

The Lenders

For and on behalf of	)
DVB GROUP MERCHANT BANK (ASIA) LTD.	)
By Chan Roy Carson, as Attorney-in-Fact	) /s/ Chan Roy Carson
Witnessed/Verified by

/s/ Karen Saran
Name: Karen Saran
Title:

Address:  77 Robinson Road #30-02, Singapore 068896
Fax:           65 6511 0700
Attn:         Evan Cohen / Danny Siew / Ng Gah May

For and on behalf of	)
CREDIT SUISSE AG	)
By Chan Roy Carson, as Attorney-in-Fact	) /s/ Chan Roy Carson
Witnessed/Verified by

/s/ Karen Saran
Name: Karen Saran
Title: Authorised Signatory

Address:  St. Alban Graben 1-3, CH-4002 Basel, Switzerland
Fax:           41 61 266 7939
Attn:         Mr. Raphael Neuner

For and on behalf of	)
UNITED OVERSEAS BANK LIMITED	)
By	)
Witnessed/Verified by

________________________________
Name:
Title:

Address:
Fax:
Attn:

For and on behalf of	)
CREDIT SUISSE AG	)
By	)
Witnessed/Verified by

________________________________
Name:
Title:  Authorised Signatory

Address:
Fax:
Attn:

For and on behalf of	)
UNITED OVERSEAS BANK LIMITED	)
By	) /s/ Wee Joo Yeow
Wee Joo Yeow
Witnessed/Verified by

/s/ Maggie Ng
Name: Maggie Ng
Title:  Authorised Signatory

Address:   Corporate Banking Sector, 1 Raffles Place, #10-00 OUB Centre, Singapore 048616
Fax:            65 6538 1982 / 65 6538 2449
Attn:          Ms. Cindy Kong / Ms. Lau Kim Ping

SK 26979 0001 1112514